Exhibit 23

               Consent of Independent Accountants


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 2-56066, 2-85158, 33-15439,33-35667, 333-03611 and 333-18057) and in the
Prospectuses constituting part of the Registration Statement on Form S-3 (Nos. 33-51117 and 333-45223) of Bausch & Lomb Incorporated of our report dated January 25, 2000 appearing in the 1999 Annual Report to Shareholders of Bausch & Lomb Incorporated which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation of our above report on the Financial Statement in this Annual Report on Form 10-K.






PricewaterhouseCoopers LLP

Rochester, New York
March 22, 2000





                                                       Exhibit 23

Report of Independent Accountants on Financial Statement Schedule


To the Board of Directors of
Bausch & Lomb Incorporated


Our audits of the consolidated financial statements referred to in our report dated January 25, 2000 appearing in the 1999 Annual Report to Shareholders of Bausch & Lomb Incorporated (which report and consolidated financial statements are incorporated by reference in this Annual Report on Form 10-K) also included an audit of the Financial Statement Schedule listed in Item 14(a)2 of this Form 10-K. In our opinion, this Financial Statement Schedule presents fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements.






PricewaterhouseCoopers LLP

Rochester, New York
March 22, 2000